                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                    Resource Bancshares Mortgage Group, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                    RESOURCE BANCSHARES MORTGAGE GROUP, INC.
                               7909 PARKLANE ROAD
                               COLUMBIA, SC 29223

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 3, 2000

                             ---------------------

TO THE SHAREHOLDERS:

     NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Resource Bancshares Mortgage Group, Inc. (the "Company") will be held at the offices of King & Spalding, 191 Peachtree Street NE, Atlanta, Georgia 30303, on Wednesday, May 3, 2000 at 11:00 a.m., E.D.T. for the following purposes:

          1. To elect four directors, two for three year terms, one for a two year term and one for a one year term;

          2. To approve an amendment to the Stock Investment Plan of the Company; and

          3. To conduct such other business as properly may come before the meeting and any adjournment or adjournments thereof.

     The Board of Directors has fixed the close of business on March 6, 2000, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment or adjournments thereof.

     We hope that you will be able to attend the meeting. However, whether or not you plan to attend, you are urged to sign, date and return the enclosed proxy. The proxy may be revoked at any time prior to its exercise and, if you attend the meeting, you may vote in person.

                                          /s/ Douglas K. Freeman

                                          Douglas K. Freeman
                                          Chief Executive Officer
Columbia, South Carolina
April 11, 2000

                                IMPORTANT NOTICE
                 PLEASE SIGN, DATE AND MAIL YOUR PROXY PROMPTLY

                    RESOURCE BANCSHARES MORTGAGE GROUP, INC.
                               7909 PARKLANE ROAD
                         COLUMBIA, SOUTH CAROLINA 29223

                             ---------------------

                                PROXY STATEMENT

                             ---------------------

                                 APRIL 11, 2000

     The accompanying proxy is solicited by the Board of Directors for use at the annual meeting of shareholders (the "Annual Meeting") of Resource Bancshares Mortgage Group, Inc. (the "Company") to be held at the offices of King & Spalding, 191 Peachtree Street NE, Atlanta, Georgia 30303, on Wednesday, May 3, 2000, at 11:00 a.m., E.D.T., and at any adjournment or adjournments thereof.

     At the Annual Meeting, the shareholders of the Company will be asked to consider and vote upon the election of four directors and to approve an amendment to the Company's Stock Investment Plan.

     This proxy statement and the form of proxy are first being mailed to the Company's shareholders on or about April 11, 2000.

PROXIES

     The accompanying form of proxy is for use at the Annual Meeting. A shareholder may use this proxy if he is unable to attend the meeting in person or if he wishes to have his shares voted by proxy even if he attends the meeting. The proxy may be revoked by the person giving it any time before the proxy is exercised by giving written notice to the Company's Secretary, or by submitting a proxy having a later date, or by such person appearing at the meeting and electing to vote in person. All shares represented by valid proxies received pursuant to this solicitation, and not revoked prior to their exercise, will be voted in the manner specified therein. If no specification is made in the proxy, the proxy will be voted "FOR" the election of all the nominees for directors listed herein and "FOR" approval of the amendment to the Company's Stock Investment Plan. The Board of Directors is not aware of any other matters which may be presented for action at the meeting, but if other matters do come properly before the meeting it is intended that shares represented by proxies in the accompanying form will be voted by the persons named in the proxy in accordance with their best judgment.

COSTS OF SOLICITATION

     The Company will bear the costs of solicitation of proxies from its shareholders. Solicitation of proxies may be made in person, by mail or by telephone by officers, directors and regular employees of the Company who will not be specially compensated in such regard. Nominees, fiduciaries and other custodians will be requested to forward solicitation materials to the beneficial owners and secure their voting instructions, if necessary, and will be reimbursed for the reasonable expenses incurred in sending proxy materials to the beneficial owners.

RECORD DATE AND VOTING RIGHTS

     The Board of Directors of the Company has fixed the close of business on March 6, 2000, as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting. As of March 6, 2000, there were a total of 19,168,376 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), outstanding and entitled to vote at the Annual Meeting. These shares were held by approximately 630 holders of record. Each shareholder is entitled to one vote on each matter to come before the meeting for each share of Common Stock held of record by such shareholder. The presence in person or by proxy of the holders of a majority of the shares of Common Stock issued and outstanding as of the record date and entitled to vote at the Annual Meeting is necessary to constitute a quorum. Abstentions and broker non-votes will be counted for the purpose of establishing a quorum. Broker non-votes, however, are not counted as shares present and entitled to vote with respect to any matter on which the broker has expressly not voted. Thus, broker non-votes will not affect the outcome of any matter voted upon at the Annual Meeting. Directors are elected by a plurality of the votes cast by the holders of shares of Common Stock at a meeting at which a quorum is present. "Plurality" means that the individuals who receive the largest number of "For" votes are elected as directors up to the maximum number of directors to be chosen at the meeting. In order for the amendment to the Stock Investment Plan to be approved, a majority of the total votes cast at the Annual Meeting by the holders of Common Stock present (in person or by proxy) and entitled to vote on that matter must vote "For" approval. Consequently, abstentions will have the same effect as a "No" vote.

                              BENEFICIAL OWNERSHIP

BENEFICIAL OWNERS OF FIVE PERCENT OR MORE OF THE COMMON STOCK

     The following table sets forth the only shareholders which, to the knowledge of management of the Company, were beneficial owners of five percent or more of the outstanding shares of Common Stock as of March 6, 2000. The shareholdings reported are based on copies of Schedules 13D and 13G and amendments thereto received by the Company.

                                       SOLE       SHARED        SOLE         SHARED
NAME AND ADDRESS                      VOTING      VOTING     DISPOSITIVE   DISPOSITIVE
OF BENEFICIAL OWNER                    POWER       POWER        POWER         POWER      PERCENT OF CLASS
-------------------                  ---------   ---------   -----------   -----------   ----------------
Amelia Family Trust Company........  1,178,993      --        1,178,993        --              6.15%
as Trustee for Trust u/a/d August
22, 1969 of William B. Ziff, Jr.
577 Chestnut Ridge Road
Woodcliff Lake, New Jersey 07675

Dimensional Fund Advisors Inc......  1,394,902      --        1,394,902        --              7.28%
1299 Ocean Avenue, 11th Floor
Santa Monica, California 90401

Wallace R. Weitz & Company.........  3,438,636      --        3,438,636        --             17.94%
1125 South 103 Street, Suite 600
Omaha, Nebraska 68124-6008

Wellington Management Company,
  LLP..............................     --       1,074,700       --         1,636,800          8.54%
75 State Street
Boston, Massachusetts 02109

STOCK OWNERSHIP OF THE COMPANY'S DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

     The following table sets forth as of March 6, 2000, the number of shares of the Company's Common Stock beneficially owned by current directors, nominees for election as director, named executive officers and all directors and current executive officers of the Company as a group.

                                                               AMOUNT AND
                                                               NATURE OF
                                                               BENEFICIAL    PERCENT OF
NAME                                                          OWNERSHIP(1)    CLASS(1)
----                                                          ------------   ----------
Stuart M. Cable(2)..........................................      46,941        *
Douglas K. Freeman(2).......................................     220,000      1.15  %
Boyd M. Guttery(2)..........................................      42,746        *
David W. Johnson, Jr.(2)....................................     777,346      3.96  %
Robin C. Kelton(2)..........................................      50,320        *
Edward J. Sebastian(2),(3)..................................     584,455      3.00  %
John O. Wolcott(2)..........................................      35,526        *
Richard M. Duncan(2),(3)....................................     135,989        *
Steven F. Herbert(2)........................................      91,621        *
Larry W. Reed(2)............................................      32,938        *
All directors and executive officers as a group (9
  persons)..................................................   1,433,427      7.19  %

---------------

  *  Signifies less than one percent
 (1) Assumes the exercise by such person of all options exercisable as of March 6, 2000, or within 60 days thereafter. Each person exercises sole voting and sole investment power with respect to the shares shown as owned by him except as otherwise indicated by footnote.
 (2) Twenty thousand of the shares of Common Stock shown as owned by Mr. Freeman, 32,523 of the shares of Common Stock shown as owned by each of Messrs. Cable, Guttery and Wolcott; 6,000 of the shares of Common Stock shown as owned by Mr. Kelton; 450,655 of the shares of Common Stock shown as owned by Mr. Johnson; 288,525 of the shares of Common Stock shown as owned by Mr. Sebastian; 100,891 of the shares of Common Stock shown as owned by Mr. Duncan; 60,422 of the shares of Common Stock shown as owned by Mr. Herbert and 21,420 of the shares of Common Stock shown as owned by Mr. Reed represent shares subject to options exercisable as of March 6, 2000, or within 60 days thereafter.
 (3) The shares of Common Stock shown as owned by Mr. Sebastian include 122,844 shares owned by members of his immediate family and the shares of Common Stock shown as owned by Mr. Duncan include 350 shares owned by members of his immediate family.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Pursuant to Section 16 of the Securities Exchange Act of 1934, directors and executive officers of the Company and beneficial owners of 10% or more of the Common Stock are required to file reports with the Securities and Exchange Commission indicating their holdings of and transactions in the Common Stock. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, all such persons have complied with all filing requirements with respect to 1999, except Mr. Cable, who filed late one report covering one transaction.

                         CUMULATIVE SHAREHOLDER RETURN

     The following graph compares the percentage change in the Company's total shareholder return on the Common Stock with the cumulative total return of (i) a broad equity market index ("NASDAQ Composite"), (ii) the MBA Stock Index, a peer group index prepared by the Mortgage Bankers Association of America (the "MBA Peer Group") that includes publicly traded, non-portfolio mortgage lenders that originate and service mortgages and (iii) the Nasdaq Financial Index, a financial market index (the "NASDAQ Financial"). The Mortgage Bankers Association of America is no longer compiling the MBA Peer Group Index as only four companies remain in the Index. Therefore, beginning next year, the Company will compare its performance with the NASDAQ Financial Group instead of the MBA Peer Group. As required, comparisons with both indices are shown in the year of change. This performance graph represents the period from December 31, 1994 through December 31, 1999.

          RESOURCE BANCSHARES MORTGAGE GROUP, INC. (1)(2)(3)(4)(5)(6)
                              VS. NASDAQ COMPOSITE
                               VS. MBA PEER GROUP
                              VS. NASDAQ FINANCIAL

             CUMULATIVE SHAREHOLDER RETURN SINCE DECEMBER 31, 1994

                                                RBMG             NASDAQ COMPOSITE        MBA PEER GROUP        NASDAQ FINANCIAL
                                                ----             ----------------        --------------        ----------------
12/31/94                                       100.0                  100.0                  100.0                  100.0
12/31/95                                       217.7                  152.6                  126.4                   69.4
12/31/96                                       233.0                  187.6                  158.2                  208.2
12/31/97                                       280.0                  230.2                  231.4                  318.5
12/31/98                                       284.3                  323.5                  305.1                  309.1
12/31/99                                        77.8                  600.4                  159.3                  305.7

---------------

(1) Total return assumes an initial investment of $100 on December 31, 1994, and reinvestment of dividends.
(2) The companies included in the MBA Peer Group for the year ended December 31, 1995, consist of: Advanced Financial, Countrywide Credit Industries, First Financial Caribbean, First Mortgage Corp., Fund American Enterprises, Imperial Credit Industries, North American Mortgage and the Company.
(3) The companies included in the MBA Peer Group for the year ended December 31, 1996, consist of: Advanced Financial, Countrywide Credit Industries, First Financial Caribbean, First Mortgage Corp., Fund American Enterprises, North American Mortgage and the Company. The companies excluded from the MBA Peer Group for 1996 which were included in the 1995 group had by December 31, 1996 either ceased doing business, been acquired by another company, ceased to be publicly held or significantly altered the way they do business.
(4) The companies included in the MBA Peer Group for the year ended December 31, 1997, consist of: Countrywide Credit Industries, Doral Financial Corp., First Mortgage Corp., Fund American Enterprises, Homeside Lending Inc. and the Company. The companies excluded from the MBA Peer Group for 1997 which were included in the 1996 group had by December 31, 1997 either ceased doing business, been acquired by another company, ceased to be publicly held or significantly altered the way they do business. In addition, the MBA added two new companies to the group in 1997.
(5) The companies included in the MBA Peer Group for the year ended December 31, 1998, consist of: Countrywide Credit Industries, Doral Financial Corp., First Mortgage Corp., Fund American Enterprise, Headlands Mortgage Co. and the Company. The companies excluded from the MBA Peer Group for 1998 which were included in the 1997 group had by December 31, 1998 either ceased doing business, been acquired by another company, ceased to be publicly held or significantly altered the way they do business. In addition, the MBA added one new company to the group in 1998.
(6) The companies included in the MBA Peer Group for the year ended December 31, 1999, consist of: Countrywide Credit Industries, Doral Financial Corp., First Mortgage Corp. and the Company. The companies excluded from the MBA Peer Group for 1999 which were included in the 1998 group had by December 31, 1999 either ceased doing business, been acquired by another company, ceased to be publicly held or significantly altered the way they do business.

                     COMPENSATION OF OFFICERS AND DIRECTORS

COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth the compensation paid to each named executive officer for services rendered to the Company during the periods indicated.

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG TERM COMPENSATION
                                                ANNUAL COMPENSATION                          AWARDS
                                   ---------------------------------------------   --------------------------
           (A)              (B)       (C)          (D)               (E)                (F)           (G)           (L)
                                                                                                   SECURITIES
                                                                                    RESTRICTED     UNDERLYING    ALL OTHER
NAME AND                                                        OTHER ANNUAL           STOCK        OPTIONS/    COMPENSATION
PRINCIPAL POSITION          YEAR   SALARY ($)   BONUS ($)    COMPENSATION ($)(1)   AWARDS ($)(2)    SARS (#)       ($)(3)
------------------          ----   ----------   ----------   -------------------   -------------   ----------   ------------
D. W. Johnson, Jr.,(4)....  1999    $445,968    $  400,000        $218,827          $       --           --       $ 63,285
  Chief Executive           1998     430,404     1,873,357         218,827           1,391,110           --         68,301
  Officer, President and    1997     414,840       878,196         295,207             324,537           --        129,005
  Director
R.M. Duncan,..............  1999    $225,000    $   60,000        $  8,267          $       --           --       $ 38,494
  President -- RBMG, Inc.   1998     212,500       385,000           8,247                  --       15,000         39,740
                            1997     200,000       350,000           7,289                  --       68,250         30,373
Larry W. Reed,............  1999    $185,417    $   60,000        $     --          $       --           --             --
  President -- Meritage     1998     164,583        41,000              --                  --           --             --
  Mortgage Corporation      1997     146,000        45,000              --                  --       21,000             --
S. F. Herbert,............  1999    $210,000    $   50,000        $  5,131          $       --           --       $ 27,274
  Corporate Senior          1998     205,000       200,000           5,066                  --       15,000         28,234
  Executive Vice            1997     200,000       275,000           6,189                  --       36,750         26,474
  President and Corporate
  Chief Financial Officer
E. J. Sebastian,(5).......  1999    $600,000            --        $    952          $       --           --       $  6,184
  Chairman of the Board     1998     600,000    $  856,000           9,847                  --      200,000         38,366
  and Chief Executive       1997     250,008       600,000              --                  --           --          4,325
  Officer

---------------

(1) For 1999, this amount represents a payment of $200,000 to Mr. Johnson by Resource Bancshares Corporation ("RBC") as more fully described under "Employment Contracts," below, and, for Messrs. Johnson, Duncan, Herbert and Sebastian, reimbursement for tax liability related to premiums on whole life and universal life and disability policies in the amounts of $18,827, $8,267, $5,131 and $952, respectively.
(2) The shares of restricted stock were awarded to Mr. Johnson on January 30, 1998 and February 1, 1999 as part of 1997 and 1998 bonuses. Mr. Johnson received 20,048 shares in 1998, and 93,520 shares in 1999. Mr. Johnson also was awarded 6,668, 29,568, 9,219 and 24,705 shares of restricted stock in 1994, 1995, 1996 and 1997, respectively. The shares held by Mr. Johnson had a year-end value of $832,472, based on the closing price of a share of Common Stock on December 31, 1999 of $4.531. The shares vest over a five-year period, at the rate of 20% per year, and all unvested shares will vest on December 31, 2000. Dividends are paid on the shares.
(3) Amounts shown for 1999 consist of (i) for Mr. Johnson, premiums on whole life and disability insurance policies of $62,758 and contributions to the Company's 401(k) plan of $527, (ii) for Mr. Duncan, premiums on whole life and disability insurance policies of $27,557, contributions to the Company's 401(k) plan of $2,149 and dividends on shares subject to options of $8,788;
    (iii) for Mr. Herbert, premiums on whole life and disability insurance policies of $17,103, contributions to the Company's 401(k) plan of $2,562 and dividends on shares subject to options of $7,609 and (iv) for Mr. Sebastian premiums on whole life and disability insurance policies of $3,506 and contributions to the Company's 401(k) plan of $2,678.

(4) Mr. Johnson was Chief Executive Officer for the period October 1, 1999 through December 31, 1999.
(5) Mr. Sebastian was Chief Executive Officer for the period January 1, 1999 through September 30, 1999.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

(a)                                                 (d)                                    (e)
                                      NUMBER OF SECURITIES UNDERLYING       VALUE OF UNEXERCISED IN-THE-MONEY
                                   UNEXERCISED OPTIONS/SARS AT FY-END(#)       OPTIONS/SARS AT FY-END ($)
NAME                                     EXERCISABLE/UNEXERCISABLE            EXERCISABLE /UNEXERCISABLE(1)
----                               --------------------------------------   ---------------------------------
D. W. Johnson, Jr................                   450,655/0                              0/0
R.M. Duncan......................               76,783/43,758                              0/0
L.W. Reed........................                18,270/9,600                              0/0
S.F. Herbert.....................               48,499/28,812                              0/0
E. J. Sebastian..................             237,290/131,235                              0/0

---------------

(1) The value assigned to the options in column (e) above is equal to the number of options exercisable or unexercisable, as the case may be, times the difference between the closing price of a share of Common Stock on December 31, 1999, $4.531, and the per share exercise price of the option.

DEFINED BENEFIT PLANS

     The Company sponsors a qualified Pension Plan for all employees, as well as a Pension Restoration Plan ("Restoration Plan") and a Supplemental Executive Retirement Plan ("SERP") for certain eligible employees, including officers. The Restoration Plan and the SERP are unfunded plans which provide for benefit payments in addition to those payable under the qualified Pension Plan. The Restoration Plan maintains uniform application of the Pension Plan benefit formula and would provide, among other benefits, payment of Pension Plan formula pension benefits, if any, which exceed those payable under the maximum benefit limitations of the Internal Revenue Code of 1986, as amended (the "Code").

     The following table illustrates the estimated annual benefits payable upon retirement at normal retirement date under the Pension Plan and the Restoration Plan.

                            1999 PENSION PLAN TABLE

                                                        YEARS OF SERVICE
                                      ----------------------------------------------------
         FINAL AVERAGE PAY               15         20         25         30         35
         -----------------            --------   --------   --------   --------   --------
$125,000............................  $ 27,714   $ 36,952   $ 46,190   $ 55,428   $ 64,666
 150,000............................    33,902     45,202     55,503     67,803     79,104
 175,000............................    40,089     53,452     66,815     80,178     93,541
 200,000............................    46,277     61,702     77,128     92,553    107,979
 225,000............................    52,464     69,952     87,440    104,928    122,416
 250,000............................    58,652     78,202     97,753    117,303    136,854
 300,000............................    71,027     94,702    118,378    142,053    165,729
 350,000............................    83,402    111,202    139,003    166,803    194,604
 400,000............................    95,777    127,702    159,628    191,553    223,479
 450,000............................   108,152    144,202    180,253    216,303    252,354
 500,000............................   120,527    160,702    200,878    241,053    281,229
 550,000............................   132,902    177,202    221,503    265,803    310,104
 600,000............................   145,277    193,702    242,128    290,553    338,979
 650,000............................   157,652    210,202    262,753    315,303    367,854
 700,000............................   170,027    226,702    283,378    340,053    396,729
 750,000............................   182,402    243,202    304,003    364,803    425,604
 800,000............................   194,777    259,702    324,628    389,553    454,479

     The qualified Pension Plan recognizes W-2 earnings up to the Code limit of $160,000 while the Restoration Plan recognizes a participant's base compensation in excess of this limit. In 1999, Messrs. Johnson, Duncan, Reed, Herbert and Sebastian received base pay of $445,968, $225,000, $185,417, $210,000 and
$600,000, respectively, and now have credited service under the Pension and Restoration plans of 11, 6, 4, 5 and 12 years, respectively. Benefits in the table are computed based on a straight-life annuity. The amounts in the table assume continuation of the Social Security taxable wage base in effect during 1999 and are not subject to any deduction for Social Security or other offset amounts.

     The SERP provides for normal retirement upon the participant's attainment of age 62. The SERP's normal retirement benefit upon a participant's attainment of age 62 is 60% of the participant's final average pay (average base pay plus cash bonuses of up to $100,000 per year for up to any five calendar years out of the last ten calendar years) less the sum of benefits payable under the Pension Plan, the Restoration Plan and Social Security.

     Accrued benefits under the SERP as of December 31, 1999, for Messrs. Johnson, Duncan, Reed, Herbert and Sebastian were $236,717, $144,464, $111,309, $141,182 and $250,758, respectively. These benefits are annual amounts payable for life commencing at age 62. These amounts are based upon average compensation and service determined as of December 31, 1999.

EMPLOYMENT CONTRACTS

     Mr. Johnson has an employment agreement with the Company which will expire on December 31, 2000 (the "Johnson Employment Agreement"). Under the Johnson Employment Agreement, Mr. Johnson receives a base salary of $350,000, subject to upward adjustment annually by not less than 5%, but any such increase above 5% cannot exceed the increase in the Consumer Price Index during the prior year. Mr. Johnson's annual salary for 1999 was set at $445,968. Mr. Johnson also receives an annual bonus equal to 4% of the Company's annual total pretax income before bonuses and incentives. The bonus is paid each year as follows: (i) the first $325,000 may, if the employee elects, be allocated to a deferred compensation account pursuant to a Deferred Compensation Agreement whereby no amount will be payable to the employee before age 55 or his earlier termination of employment, disability or death; (ii) the amount by which $575,000 exceeds the amount deferred pursuant to clause (i) above, but not more than $350,000, will be paid in cash; and (iii) any remaining amount (the "Remaining Bonus") will be paid in a combination of restricted Common Stock (the "Restricted Stock") and cash, the cash portion being equal to the amount required to pay applicable federal and state income taxes at the highest combined rate on the Remaining Bonus. The Restricted Stock will be valued at market based on the average closing price of the Common Stock for the 20 trading days preceding the date of payment. The Restricted Stock will vest with respect to 20% of the shares covered thereby each year following the grant date from the second through the sixth year; however, all unvested shares will vest on December 31, 2000. Mr. Johnson will forfeit all of his unvested Restricted Stock, if any, if his employment is terminated at any time for any reason other than death, disability or termination without cause by the Company. Mr. Johnson also is provided with $2,000,000 whole life and disability insurance.

     Mr. Johnson, acting with the concurrence of the Compensation Committee of the Board of Directors, has the right to assign a part of his bonus to other employees. If the committee does not concur, no assignment of his bonus can be made. Any part of the bonus assigned to other employees which would have been payable to Mr. Johnson in Restricted Stock may be paid to the other employees in Restricted Stock, cash or a combination thereof. The Johnson Employment Agreement gives Mr. Johnson certain registration rights relative to the Common Stock underlying his options and his vested Restricted Stock.

     In connection with the Company's initial public offering, Mr. Johnson entered into a termination agreement pursuant to which RBC agreed to pay him $200,000 in cash upon the closing of the offering, and on each anniversary date of the closing through the year 2000 provided he is employed by the Company on such anniversary date.

     Mr. Duncan entered into an employment agreement with the Company effective September 25, 1995. The employment agreement provides for Mr. Duncan's employment until December 31, 2000 with an annual salary of $175,000. Mr. Duncan is also eligible to receive an annual bonus and is provided a $1,000,000 term life insurance policy. Mr. Herbert entered into an employment agreement with the Company effective June 30, 1995. The employment agreement provides for Mr. Herbert's employment until December 31, 2000 with an annual salary of $175,000. Mr. Herbert also is eligible to receive an annual bonus and is provided a $1,000,000 term life insurance policy. Effective July 1, 1998, Mr. Duncan's annual salary was increased to $225,000 and Mr. Herbert's annual salary was increased to $210,000.

     Each of Mr. Duncan's and Mr. Herbert's employment agreements provides that if (A) he voluntarily terminates his employment within one year following a Change of Control (as hereinafter defined) as a result of (i) his determination that as a result of a change in circumstances occurring following a Change in Control significantly affecting his position, he can no longer adequately exercise the authority, powers, functions or duties of his position or (ii) his determination that he can no longer perform his duties by reason of a substantial diminution in his responsibilities, status or position or (iii) the Company requiring him to relocate to an area 100 miles outside of Columbia, South Carolina or (B) the Company terminates his employment without Cause (as defined in the contract) within one year following a Change in Control, all remaining base salary under the agreement and an annual bonus of $75,000 and life and disability insurance benefits for the remaining term of the agreement will become due and payable to such employee. If the employee voluntarily terminates his employment with the Company within one year following a Change in Control for any reason other than as stated above, the employee will be entitled to receive only his base salary for 12 months. A Change in Control for purposes of Mr. Duncan's and Mr. Herbert's employment agreements means (i) the obtaining by any party pursuant to a tender offer of 50% or more of the Company's voting stock, (ii) individuals serving as directors immediately prior to a shareholder meeting involving a director election contest failing to constitute a majority of the Company's directors following such election contest, (iii) the Company executing an agreement concerning the sale of all or substantially all of its assets to a purchaser that is not a subsidiary, (iv) the Company's adoption of a plan of dissolution or liquidation or (v) the Company executing an agreement concerning a merger or consolidation involving the Company in which the Company is not the surviving corporation or if less than 50% of the surviving corporation's voting stock is held by persons who are shareholders of the Company prior to such merger or consolidation.

CHANGE OF CONTROL ARRANGEMENTS

     The Company's Non-Qualified Stock Option Plan, Amended and Restated Omnibus Award Plan and SERP all contain change of control provisions. Mr. Herbert holds unvested options granted under the Non-Qualified Stock Option Plan. Messrs. Duncan, Reed, Herbert and Sebastian hold unvested options under the Amended and Restated Omnibus Award Plan and Messrs. Johnson, Duncan, Reed, Herbert and Sebastian participate in the SERP. In the event of a Change of Control (as defined in the two option plans and the SERP)of the type set forth in clause
(i), (ii) or (iv) below and immediately prior to a Change of Control of the type set forth in clause (iii) below, each outstanding option under the Non-Qualified Stock Option Plan and the Amended and Restated Omnibus Award Plan will become immediately exercisable. A Change of Control for purposes of the two option plans and the SERP includes (i) the acquisition by any individual, entity or group of 20% or more of the Common Stock, (ii) a change in the membership of the Board in which the current members or their approved successors no longer constitute a majority, (iii) a reorganization, merger, consolidation or sale or other disposition of all or substantially all of the Company's assets or the acquisition of assets of another corporation unless (a) the shareholders prior to the transaction own at least 50% of the Common Stock following the transaction, (b) no person owns 20% or more of the Common Stock following the transaction who did not own such amount prior to the transaction and (c) at least a majority of the Board after the transaction were members of the Board at the time the Board approved the transaction and (iv) approval by the shareholders of a complete liquidation or dissolution of the Company.

     If following a Change of Control a SERP participant is terminated without Cause (as defined in the SERP) or the acquiring company terminates the SERP or the participant separates from service as a result of (i) his determination that as a result of a change in circumstances occurring following a Change in Control significantly affecting his position, he can no longer adequately exercise the authority, powers, functions or duties of his position or (ii) his determination that he can no longer perform his duties by reason of a substantial diminution in his responsibilities, status or position or (iii) the Company requiring him to relocate to an area 100 miles outside of Columbia, South Carolina the participant will become partially or fully vested in his SERP benefits based on his credited years of service. Under the SERP plan formula and based on current credited years of service, Messrs. Sebastian and Johnson would become 100% vested, Mr. Duncan would become 80% vested, Mr. Herbert would become 70% vested and Mr. Reed would become 50% vested.

COMPENSATION OF DIRECTORS

     Directors who are also salaried employees of the Company do not receive any additional compensation for service as directors. Other directors receive such compensation as is set from time to time by the Board of Directors. Directors' fees currently are set at $25,000 a year plus $1,000 per board meeting or committee meeting attended. Committee chairmen receive an additional annual retainer of $3,000. Directors' and meeting fees for regular board meetings and meetings of committees paid for 1999 totaled $281,000. Directors also are reimbursed for all reasonable out of pocket expenses related to attendance at meetings.

     On September 1, 1999, each of the Company's non-employee directors was awarded an option to purchase 10,000 shares of Common Stock at an exercise price of $6.00 per share under the Company's Formula Stock Option Plan. Each of the options became exercisable immediately as to 20% of the shares and each of the options will become exercisable with respect to an additional 20% of the shares on September 1 of each year thereafter, beginning on September 1, 2000, until each is exercisable with respect to all 10,000 shares.

                         COMPENSATION COMMITTEE REPORT

     For 1999, the Company's Board of Directors set Mr. Sebastian's salary and bonus based on recommendations made by the compensation committee (the "Compensation Committee"). Mr. Johnson's 1999 salary and bonus were determined by formulas set forth in his employment agreement. The 1999 salaries of the Company's three other executive officers were set by Mr. Sebastian and Mr. Johnson. In addition, as discussed below, Mr. Johnson made recommendations concerning the amount of their 1999 bonuses.

COMPENSATION OF NAMED EXECUTIVE OFFICERS

     Messrs. Johnson, Duncan and Herbert have employment agreements with the Company. Mr. Johnson's employment agreement was entered into prior to and in connection with the Company's initial public offering. The terms of all these employment agreements can be found under "COMPENSATION OF OFFICERS AND
DIRECTORS -- Employment Contracts," above. In accordance with the terms of Mr. Johnson's employment agreement, the amounts of Mr. Duncan's, Mr. Reed's and Mr. Herbert's annual bonuses, $60,000, $60,000 and $50,000, respectively, were based on Mr. Johnson's recommendations and were approved by the Compensation Committee.

COMPENSATION OF CHIEF EXECUTIVE OFFICERS

     Mr. Sebastian's salary for 1999 was $600,000. The amount of this salary was recommended by the Compensation Committee based on its subjective determination of the appropriate salary in view of Mr. Sebastian's experience and the amount of time he would be devoting to his duties with the Company and was approved by the Board of Directors. That salary went into effect on January 1, 1999. Mr. Sebastian resigned as Chief Executive Officer effective September 30, 1999. Mr. Johnson became acting Chief Executive Officer on October 1, 1999 and continued to act in that capacity through the end of the year. As noted above, Mr. Johnson's 1999 salary was set under his employment agreement prior to his assuming the role of chief executive officer and was not increased as a result thereof.

POLICY WITH RESPECT TO $1,000,000 DEDUCTION LIMIT

     Section 162(m) of the Code generally limits to $1,000,000 the corporate deduction for compensation paid to executive officers named in the proxy statement unless certain requirements are met. For 1999, no executive officer received compensation totaling in excess of $1,000,000 and thus potentially subject to Section 162(m). With respect to 2000 and future compensation of executive officers, the Board of Directors reserves the right to authorize compensation payments that may not be fully deductible by the Company. The Board of Directors will continue to re-examine this policy on an ongoing basis.

SUBMITTED BY:

Stuart M. Cable     Boyd M. Guttery        Robin C. Kelton
Douglas K. Freeman  David W. Johnson, Jr.  John O. Wolcott

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     As described in the foregoing Compensation Committee Report, at various times during 1999 decisions regarding the compensation of the named executive officers were made by the Board of Directors as a whole, the Compensation Committee and Messrs. Sebastian and Johnson. Mr. Sebastian was Chief Executive Officer until September 30, 1999 and Mr. Johnson is President of the Company.

     The Company has from time to time purchased loans on which certain officers and directors of the Company or members of their immediate families were obligated. All such transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, that prevailed at the time for comparable transactions with other persons and did not involve more than normal risk of collectability or present other unfavorable features.

                GENERAL INFORMATION AS TO THE BOARD OF DIRECTORS

     During 1999, the Company's Board of Directors held a total of 13 regular and special meetings. Each incumbent director attended at least 75% of such meetings and the meetings of committees on which he served held during the period for which he was a director, except Mr. Cable. The Board has established an audit committee and a compensation committee. The Company does not have a nominating committee; rather the Board of Directors as a whole performs those functions.

     The current members of the Audit Committee are Mr. Guttery and Mr. Wolcott. The Audit Committee held six meetings during 1999. The Audit Committee is charged with the responsibility of reviewing the Company's internal auditing procedures and accounting controls and considers the selection and independence of the Company's outside auditors.

     The current members of the Compensation Committee are Mr. Cable and Mr. Kelton. The Compensation Committee held 10 meetings during 1999. The Compensation Committee is responsible for matters relating to executive compensation.

                     PROPOSAL NO. 1: ELECTION OF DIRECTORS

     The Company's Certificate of Incorporation divides the Board of Directors into three classes, the members of one class to be elected each year for a three year term. The terms of the Class III directors will expire at the Annual Meeting. In addition, following the resignation of three directors of the Company and the appointment of one new director by the Board of Directors, Mr. Freeman, the Company has determined to restructure the Board classes. Mr. Kelton, currently a Class III director, is nominated as a Class I director, to serve for a one-year term. Mr. Guttery, currently a Class I director, is nominated as a Class II director to serve for a two-year term. Mr. Wolcott, currently a Class II director, and Mr. Freeman are nominated as Class III directors to serve for three-year terms. All of the nominees for election as directors are currently serving as directors of the Company.

     Should any nominee for the office of director become unable to serve, which is not anticipated, it is the intention of the persons named in the proxy, unless otherwise specifically instructed therein, to vote for the election in his stead of such other person as the Board of Directors may recommend.

     Vacancies on the Board of Directors may be filled by the remaining directors at any regular or special meeting thereof. Individuals selected to fill such vacancies shall serve for the remainder of the term for which they are appointed.

                                    NOMINEES

     The following information is furnished with respect to the Board of Directors' nominees for election as directors. The Board of Directors recommends a vote "FOR" all the nominees.

1. CLASS I -- TERMS TO EXPIRE AT THE 2001 ANNUAL MEETING.

                                                           PRINCIPAL OCCUPATION OR EMPLOYMENT DURING THE LAST FIVE
NAME, PRESENT POSITION(S) AND TERM WITH THE COMPANY  AGE          YEARS, DIRECTORSHIPS OF PUBLIC COMPANIES
---------------------------------------------------  ---   -------------------------------------------------------
Robin C. Kelton................................      65    Since 1996, Chairman and Chief Executive Officer
Director of the Company since December 1997                of Kelton International Ltd., investment bankers. For
                                                           more than two years prior to 1996, Mr. Kelton was the
                                                           Founder, Chairman and Chief Executive Officer of
                                                           Fox-Pitt, Kelton Group, an international investment
                                                           banking group. Mr. Kelton is also a director of
                                                           Net.B@nk, Inc.

2. CLASS II -- TERMS EXPIRING AT THE 2002 ANNUAL MEETING.

                                                           PRINCIPAL OCCUPATION OR EMPLOYMENT DURING THE LAST FIVE
NAME, PRESENT POSITION(S) AND TERM WITH THE COMPANY  AGE          YEARS, DIRECTORSHIPS OF PUBLIC COMPANIES
---------------------------------------------------  ---   -------------------------------------------------------
Boyd M. Guttery................................      72    Chairman of the Board of the Company since
Director of the Company since June 1993 and                January 2000; business consultant since September
Chairman of the Board since January 2000                   1996; from February 1995 to August 1996, Chairman of
                                                           the Board of Telecom Services Group, Inc.

3. CLASS III -- TERMS TO EXPIRE AT THE 2003 ANNUAL MEETING.

                                                           PRINCIPAL OCCUPATION OR EMPLOYMENT DURING THE LAST FIVE
NAME, PRESENT POSITION(S) AND TERM WITH THE COMPANY  AGE          YEARS, DIRECTORSHIPS OF PUBLIC COMPANIES
---------------------------------------------------  ---   -------------------------------------------------------
Douglas K. Freeman.............................      49    Chief Executive Officer of the Company since
Chief Executive Officer and Director of the                January 2000. From April 1999 to January 2000,
Company since January 2000                                 President of Bank of America Consumer Finance Group, a
                                                           division of Bank of America, managing the bank's
                                                           consumer lending and finance business; from March 1998
                                                           until April 1999, President of the Consumer Finance
                                                           Group of NationsBank, N.A.; from March 1996 until March
                                                           1998, Chief Consumer Bank Executive of Barnett Bank,
                                                           Inc.; and from 1991 until March 1996, Consumer Chief
                                                           Bank Executive, Barnett Bank, Inc.
John O. Wolcott................................      56    Executive Vice President of The Olayan
Director of the Company since June 1993                    America Corporation, an investment company.

                    MEMBERS OF THE BOARD OF DIRECTORS WHOSE
                  TERMS WILL CONTINUE AFTER THE ANNUAL MEETING

     The following information is furnished with respect to the members of the Board of Directors whose terms will continue after the Annual Meeting.

2. CLASS I -- TERMS TO EXPIRE AT THE 2001 ANNUAL MEETING.

                                                           PRINCIPAL OCCUPATION OR EMPLOYMENT DURING THE LAST FIVE
NAME, PRESENT POSITION(S) AND TERM WITH THE COMPANY  AGE          YEARS, DIRECTORSHIPS OF PUBLIC COMPANIES
---------------------------------------------------  ---   -------------------------------------------------------
David W. Johnson, Jr...........................      51    President of the Company since September
Director of the Company since October 1992                 1999; President and Chief Executive Officer of
and President since October 1999                           the Company from October 1999 until January 2000; Vice
                                                           Chairman of the Company from October 1992 until
                                                           September 1999 and Managing Director from July 1993
                                                           until September 1999.

3. CLASS II -- TERMS EXPIRING AT THE 2002 ANNUAL MEETING.

                                                           PRINCIPAL OCCUPATION OR EMPLOYMENT DURING THE LAST FIVE
NAME, PRESENT POSITION(S) AND TERM WITH THE COMPANY  AGE          YEARS, DIRECTORSHIPS OF PUBLIC COMPANIES
---------------------------------------------------  ---   -------------------------------------------------------
Stuart M. Cable................................      46    Attorney, Goodwin, Procter & Hoar, LLP.
Director of the Company since October 1992

                                 PROPOSAL NO. 2
                       AMENDMENT TO STOCK INVESTMENT PLAN

GENERAL

     Effective January 1, 1995, the Company adopted the Resource Bancshares Mortgage Group, Inc. Stock Investment Plan (the "Investment Plan"). The plan was approved by the shareholders at the 1995 annual meeting. On November 30, 1998, the Company's Board of Directors amended the plan to increase by 300,000 the number of shares available for issuance thereunder and to make a number of other changes. The plan as so amended was approved by the shareholders at the 1999 annual meeting. On February 2, 2000, the Board of Directors further amended the plan to increase by another 300,000 the number of shares available for issuance thereunder. The plan as so amended is described below and is being submitted to the shareholders for approval at the Annual Meeting in order to comply with certain requirements of the Code. If the shareholders do not approve the amendment at the meeting, the plan as in effect prior to the February 2000 amendment will continue in effect.

     The purpose of the plan is to provide employees of the Company and its subsidiaries with an opportunity to acquire a proprietary interest in the Company through the purchase of shares of Common Stock and, thus, to develop a stronger incentive to work for the continued success of the Company. The maximum number of shares of Common Stock that may be purchased pursuant to the plan as amended is 725,529 plus such additional shares as may be issued pursuant to the antidilutive adjustment provisions of the plan. As of February 29, 2000, 500,746 shares had been issued under the plan. The shares of Common Stock to be purchased pursuant to the plan will be purchased by the plan's custodian either from the Company or in open market purchases. Shares purchased from the Company may be either treasury shares or original issue shares.

     The plan is for the benefit of all eligible employees (those who have completed 60 days of continuous service) of the Company and its subsidiaries, both officers and non-officers. As of February 29, 2000, the Company had approximately 1,065 employees that were eligible to participate in the plan, of which 254 were actively participating. An eligible employee may elect to have withheld from compensation and contributed to the plan from a minimum of $10 per month to a maximum of $1,500 per month.

     Subject to the provisions of the plan, as of each purchase date, the participant will be deemed to have been granted an option to purchase on such purchase date as many shares (including fractional shares) as the participant would be able to purchase at a per share purchase price equal to 85% of the fair market value of a share of Common Stock on such purchase date with the payroll deductions credited to his account during the applicable purchase period. However, no participant may obtain a right to purchase more than $25,000 in fair market value (determined as of each purchase date) during any calendar year. The fair market value of Common Stock purchased in open market purchases will be the price at which the custodian purchases such Common Stock. The fair market value of Common Stock purchased from the Company will be the average of the high and low reported sales prices of the Common Stock for the trading day most immediately preceding the date on which the shares are purchased. The average of the high and low reported sales prices of the Common Stock on March 29, 2000 was $3.9375.

     On or before the fifth working day after the end of each payroll period, the Company remits to the plan custodian an amount equal to the total of all payroll deductions made by participants under the plan during the payroll period divided by .85. The custodian then applies the funds to the purchase of shares of Common Stock. Stock purchases are to be completed within 30 days following the remittance of funds. On each dividend payment date the Company remits to the custodian an amount equal to the cash dividends payable on such shares divided by .85 and the custodian applies such funds to the purchase of Common Stock within 30 days. The Company pays the charges of the custodian (including brokerage expenses incurred in connection with the purchase of shares) and all costs of maintaining records and executing transfers.

     Shares of Common Stock acquired for participants are held in the name of the custodian or its nominee for the account of the plan. Currently the custodian is First Chicago Trust Company, a division of Equiserve, but the custodian may be changed at any time. The custodian establishes a stock purchase account for each participant and credits to such stock purchase account the participant's pro rata share of Common Stock purchased.

     Upon written request of a participant directed to the Company, the participant may receive a partial or total distribution of the shares of Common Stock allocated to his stock purchase account. If a participant is to receive a distribution, stock certificates for the number of whole shares of Common Stock, subject to such distribution, will be issued and delivered to the participant. If a participant is to receive a distribution of all of the participant's stock purchase account, the participant will receive a cash distribution in lieu of any fractional share. A participant may, at any time and effective as of the next plan entry date, direct the Company to make no further deductions from the participant's compensation or to adjust the amount of such deductions.

     The Board of Directors may amend the plan at any time but no such amendment shall be made without shareholder approval to (i) increase the number of shares which may be acquired under the plan, (ii) decrease the purchase price, (iii) withdraw the administration of the plan from the Board of Directors or (iv) change the definition of eligible employees.

PLAN BENEFITS

     The following table sets forth the number of options granted under the Investment Plan during 1999 to each person or group named and the dollar value thereof.

                                                               STOCK INVESTMENT PLAN
                                                              ------------------------
                                                              DOLLAR VALUE   NUMBER OF
NAME AND POSITION                                                ($)(1)      UNITS(2)
-----------------                                             ------------   ---------
D.W. Johnson, Jr............................................    $  3,732       3,165
R.M. Duncan.................................................       3,732       3,165
S.F. Herbert................................................       3,636       3,073
L.W. Reed...................................................           0           0
E.J. Sebastian..............................................       3,732       3,165
Executive group.............................................    $ 14,832      12,568
Non-Executive Director Group................................          --          --
Non-Executive Officer Employee Group........................    $107,049      82,863

---------------

(1) Represents the aggregate amount of the 15% discount received by such person or group during 1999.
(2) Each Unit is an option covering one share of Common Stock

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The plan is intended to comply with the requirements governing employee stock purchase plans set forth in Section 423 of the Code. Certain favorable federal income tax consequences are afforded to purchasers of stock pursuant to an employee stock purchase plan meeting those requirements. If the requirements of Section 423 of the Code are satisfied, the employee will not realize taxable income at the time the employee purchases stock pursuant to the plan. If a participant acquires stock under such a plan and holds it for a period of more than two years from the date the option is granted and more than one year from the date the option is exercised, the participant will realize ordinary income upon the disposition of such stock equal to the lesser of (a) the excess of the fair market value of such stock at the time the option was granted over its option price (which in the plan would be the amount of the 15% reduction in price), or (b) the excess of the fair market value of such stock at the time of disposition over the option price. The employee will also recognize a long term capital gain or loss in an amount equal to the difference between (a) the amount realized on the sale of the stock, and (b) the sum of the amount the employee paid for the stock plus the amount, if any, taxed to the employee as ordinary income (as described in the previous sentence). If a participant disposes of stock acquired pursuant to such an option within two years from the date the option is granted or one year from the date the option is exercised, he must report as ordinary income the difference between the option price and the fair market value of the stock at the time the option was exercised. The employee will also recognize as capital gain or loss an amount equal to the difference between (a) the amount realized on the sale of the stock, and (b) the sum of the amount the employee paid for the stock plus the amount taxed to the employee as ordinary income (as described in the previous sentence).

     If the plan for any reason fails to qualify under Section 423 of the Code, then in the year shares are purchased and allocated to a participant's stock purchase account, the participant will recognize ordinary income equal to the excess of the fair market value of the stock on the purchase date over the purchase price paid by the participant for such shares (i.e., the 15% discount). The amount of ordinary income recognized by the participant upon the purchase and allocation of the shares will increase the participant's basis in such shares. Upon the disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the amount received for the sale or exchange of the stock and the participant's basis in the stock (generally the sum of ordinary income recognized in the year the shares were purchased and allocated to the participant's stock purchase account plus the purchase price paid for the stock).

     No federal income tax deduction is ordinarily allowed to the Company with respect to the 15% discount provided under the plan if the plan qualifies under
Section 423; however, if the plan does not satisfy the requirements of Section 423 of the Code, the Company will be entitled to an income tax deduction (subject to the provisions of Section 162(m) of the Code), in the year shares are purchased and allocated to participants' stock purchase accounts, equal to the amount of ordinary income includible in the participants' income. Additionally, even if the plan complies with Section 423, if a participant disposes of shares purchased under the plan within two years of their purchase date, the Company will be entitled to an income tax deduction (subject to the provisions of Section 162(m) of the Code), in the year of such disposition, equal to the amount constituting ordinary income to the participant.

   THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF
                     THE AMENDMENT TO THE INVESTMENT PLAN.

                                 OTHER BUSINESS

     The Board of Directors is not aware of any other matter which will be presented for action at the Annual Meeting, but if any business properly is brought before the meeting, it is intended that the proxies received from this solicitation will be voted by the persons named therein in accordance with their best judgment.

                   RELATIONSHIPS WITH INDEPENDENT ACCOUNTANTS

     On March 23, 2000, the Audit Committee of the Company's Board of Directors recommended a change in independent accountants, and the recommendation was approved by the Board of Directors.

     On March 28, 2000, the Company engaged Ernst & Young LLP as its independent accountants to examine and report on the Company's financial statements at and for the year ended December 31, 2000. During the two most recent fiscal years and through March 28, 2000, the Company did not consult with Ernst & Young LLP regarding (1) either the application of accounting principles to a specified transaction, either completed or proposed or the type of audit opinion that might be rendered on the Company's financial statements, or (2) any matter that was the subject of either a disagreement or reportable event with PricewaterhouseCoopers LLP, as described in Securities and Exchange Commission Regulation S-K, Item 304(a).

     On March 23, 2000, the Company dismissed PricewaterhouseCoopers LLP as its independent accountants. The change in accountants was recommended by the Audit Committee and approved by the Board of Directors. In connection with its audits for the two most recent years and through March 23, 2000, there have been no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, audit scope or procedures that, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would require PricewaterhouseCoopers LLP to make a reference to the subject matter thereof in connection with its report. From January 1, 1998 through March 23, 2000, there have been no reportable events, as defined in Securities and Exchange Commission Regulation S-K, Item 304(a). The reports of PricewaterhouseCoopers LLP on the financial statements for the past two years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. On March 23, 2000, the Company requested that PricewaterhouseCoopers LLP furnish them with a letter addressed to the Securities and Exchange Commission stating whether PricewaterhouseCoopers LLP agreed with these statements. A copy of PricewaterhouseCoopers LLP's letter was filed as Exhibit 16 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on March 29, 2000.

     Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and they are expected to be available to respond to appropriate questions. Representatives of Ernst & Young LLP are not expected to be present at the Annual Meeting.

               PROPOSALS FOR 2001 ANNUAL MEETING OF SHAREHOLDERS

     Shareholders who intend to present proposals for consideration at next year's annual meeting are advised that any such proposal must be received by the Secretary of the Company no later than the close of business on December 12, 2000, if such proposal is to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

     In addition, the Company's bylaws provide that shareholder proposals, including nominations of directors, may be considered at a meeting of shareholders only if made by a shareholder of record entitled to vote at the meeting who gives written notice of the proposal to the Secretary of the Company that is received at the Company's principal offices not less than 45 days prior to the anniversary of the date on which the Company first mailed its proxy materials for the preceding year's annual meeting (for next years meeting, February 25, 2001) provided, however, if no annual meeting was held in the preceding year or the date of the annual meeting has been changed by more than 30 days from the date of the preceding year's annual meeting, notice by the shareholder to be timely must be received not later than the close of business on the later of 90 days in advance of the annual meeting or 10 days following the date on which public announcement of the date of the meeting is first made. Any written notice of a shareholder proposal by a shareholder to the Secretary must include (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting,
(b) the name and address, as they appear on the Company's books, of the shareholder proposing such business, (c) the class and number of shares of stock beneficially owned by the shareholder, (d) any material interest of the shareholder in such business and (e) in the case of nominations of directors, such other information regarding the nominee as may be required to be disclosed in the proxy statement, and the written consent of the proposed nominee to his nomination and to serve as director, if elected.

                                                                      APPENDIX A


                                 THIRD AMENDMENT
                            TO STOCK INVESTMENT PLAN

         THIS THIRD AMENDMENT TO STOCK INVESTMENT PLAN (this "Amendment"), dated as of February 2, 2000, by RESOURCE BANCSHARES MORTGAGE GROUP, INC. (the "Company").

                               W I T N E S S E T H:

         WHEREAS, the Company maintains the Resource Bancshares Mortgage Group, Inc. Stock Investment Plan, effective as of January 1, 1995, as amended by the First Amendment made as of March 24, 1995, and the Second Amendment made as of November 30, 1998 (the "Plan") for the benefit of its eligible employees; and

         WHEREAS, in Section 15 of the Plan, the Company reserved the right by action of its Board of Directors to amend the Plan; and

         WHEREAS, the Company now desires to amend the Plan to authorize an additional 300,000 shares of Common Stock to be acquired under the Plan;

         NOW, THEREFORE, in consideration of the premises, the Plan is amended as follows:

         1. Effective February 2, 2000, Section 3 of the Plan shall be deleted and the following inserted in its place:

                  "3. SCOPE OF THE PLAN. The maximum number of shares of Common Stock which may be purchased under the Plan shall be 725,529 (the original 100,000 shares as adjusted for changes in capitalization pursuant to Section 14 plus an additional 300,000 shares added pursuant to the Second Amendment to the Plan and an additional 300,000 shares added pursuant to this Amendment) as such number may be adjusted after February 2, 2000 pursuant to Section 14. Subject to the provisions in
         Section 16, the Plan will continue in effect until the maximum number of shares of Common Stock (described in the preceding sentence) have been purchased by Participants pursuant to the Plan. Except as otherwise provided in the Plan, all purchases of Common Stock pursuant to the Plan shall be subject to the same terms, conditions, rights and privileges. The shares of Common Stock acquired by the Custodian pursuant to the Plan shall be acquired by the Custodian in open market purchases, purchases of treasury stock from the Company or purchases of original issue Common Stock from the Company as directed from time to time by the Chief Executive Officer of the Company."

         2. This Amendment is conditioned upon obtaining the appropriate approval by the stockholders of the Company and shall be submitted for approval by the stockholders of the Company prior to February 1, 2001.

         3. Except as expressly or by necessary implication amended hereby, the Plan still continues in full force and effect.

         IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officers as of the day and year first above written.

                                      RESOURCE BANCSHARES MORTGAGE GROUP, INC.

                                      By:  ___________________________________
                                      Its: ___________________________________



ATTEST:

_________________________________
______________________, Secretary

                      PROXY FOR HOLDERS OF COMMON STOCK OF
                    RESOURCE BANCSHARES MORTGAGE GROUP, INC.
               PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
                 ANNUAL MEETING OF STOCKHOLDERS ON MAY 3, 2000

          The undersigned hereby appoints John W. Currie and Boyd M. Guttery and each of them, proxies, with full power of substitution and resubstitution, for and in the name of the undersigned, to vote all shares of Common Stock of Resource Bancshares Mortgage Group, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on Wednesday, May 3, 2000, at 11:00 a.m., local time, at the offices of King & Spalding, 191 Peachtree Street, Atlanta, Georgia 30303, and at any adjournment or adjournments thereof, upon the matters described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged, and upon any other business that may properly come before the meeting or any adjournment or adjournments thereof. Said proxies are directed to vote on the matters described in the Notice of Annual Meeting of Stockholders and Proxy Statement as indicated on the reverse side, and in their discretion upon such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     If the undersigned is a participant in the Employee Stock Ownership Plan (the "ESOP") and/or the Stock Investment Plan, and this proxy card is received on or prior to May 1, 2000, then this card also provides voting instructions to the trustee of the ESOP and/or the custodian of the Stock Investment Plan, to vote at the 2000 Annual Meeting, and any adjournment or adjournments thereof, any and all shares of Common Stock of the Company held in the undersigned's respective plan accounts as specified upon the matters indicated on the reverse side and in the discretion of such trustee and/or such custodian upon such other matters as may properly come before the meeting.

     PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.

     *FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR VOTED PROXY BY MAIL *



                                    [LOGO]
                                   RESOURCE
                                  BANCSHARES
                             MORTGAGE GROUP, INC.



                  PLEASE SEE REVERSE SIDE FOR INFORMATION ON
                  VOTING YOUR PROXY BY TELEPHONE OR INTERNET

[X] Please mark your                                                      2354
    votes as in this
    example.

This proxy will be voted as directed. If no direction is made, this proxy will be voted FOR the election of all nominees as directors and FOR the approval of the amendment to the Company's Stock Investment Plan.

     The Board of Directors recommends a vote FOR all the nominees for election as directors and a vote FOR approval of the amendment to the Company's Stock Investment Plan.

      FOR ALL except as indicated below WITHHELD FOR ALL

1. ELECTION OF  [ ]                    [ ]   Nominees:
   DIRECTORS:                                (01) Class I - Robin C. Kelton
                                             (02) Class II - Boyd M. Guttery
                                             (03) Class III - Douglas K. Freeman
                                             (04) Class III - John O. Wolcott

To withhold authority to vote for any nominee(s), write the name(s) of the nominee(s) on the line below.

                                    FOR      AGAINST    ABSTAIN
2. To approve the amend-            [ ]        [ ]        [ ]
   ment to the Company's
   Stock Investment Plan.


3. In the discretion of the proxies, on any other matter that may properly come before the meeting or any adjournment or adjournments thereof.



Please sign your name or names exactly as printed hereon.
When shares are held by joint tenants, both should sign.
Trustees and other fiduciaries should so indicate when signing.





                                       ----------------------------------------


                                       ----------------------------------------
                                         SIGNATURE(S)                 DATE


                            *FOLD AND DETACH HERE *





                    RESOURCE BANCSHARES MORTGAGE GROUP, INC.

Dear Stockholder:

We encourage you to vote your shares electronically this year either by telephone or via the Internet. This will eliminate the need to return your proxy card. You will need your proxy card and Social Security number (where applicable) when voting your shares electronically.The Voter Control Number that appears in the box above, just below the perforation, must be used in order to vote by telephone or via the Internet.

The EquiServe Vote by Telephone and Vote by Internet systems can be accessed 24-hours a day, seven days a week up until the day prior to the meeting.

To Vote by Telephone:
Using a touch-tone phone call Toll-free:       1-877-PRX-VOTE (1-877-779-8683)

To Vote by Internet:
Log on to the Internet and go to the website: http://www.eproxyvote.com/rbmg
Note: If you vote over the Internet, you may incur costs such as telecommunication and Internet access charges for which you will be responsible.

                       THANK YOU FOR VOTING YOUR SHARES.
                            YOUR VOTE IS IMPORTANT!

 Do Not Return this Proxy Card if you are Voting by Telephone or the Internet.